UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On May 12, 2026, Netcapital Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Labrys Fund II, L.P., a Delaware limited partnership (“Labrys”), pursuant to which the Company issued to Labrys a promissory note in the principal amount of $290,000 (the “Note”) and a common stock purchase warrant to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share, at an initial exercise price of $0.50 per share (the “Warrant,” and together with the Note, the shares issuable upon conversion of the Note and the shares issuable upon exercise of the Warrant, the “Securities”). The Note was issued for a purchase price of $250,000 and reflects an original issue discount of $40,000. In connection with the closing, Labrys withheld $6,500 from the purchase price to cover Labrys’ legal fees, $1,500 to be paid to Labrys II Management, LLC to cover due diligence costs, and $17,500 to cover fees owed by the Company to Enclave Capital LLC, a registered broker-dealer acting as placement agent.

The Note includes a one-time interest charge of 12% of the principal amount, or $34,800, earned in full as of the issue date. The Note is unsecured and matures on May 12, 2027. The Company is required to make amortization payments beginning November 12, 2026, consisting of an initial amortization payment of $162,400, followed by five payments of $27,066.66 on December 12, 2026, January 12, 2027, February 12, 2027, March 12, 2027 and April 12, 2027, with all remaining outstanding amounts due on May 12, 2027. Each amortization payment first reduces accrued and unpaid interest and then reduces the outstanding principal balance of the Note.

The Note may be prepaid at any time before the 181st calendar day following the issue date upon three Trading Days’ prior written notice to the holder. The required prepayment amount is equal to the applicable prepayment percentage multiplied by the then-outstanding principal amount plus the applicable prepayment percentage multiplied by accrued and unpaid interest: 96% during the period beginning on the issue date and ending 90 calendar days after the issue date, 97% during the period beginning 91 calendar days after the issue date and ending 150 calendar days after the issue date, and 98% during the period beginning 151 calendar days after the issue date and ending 180 calendar days after the issue date. Amounts not paid when due bear default interest at the lesser of 22% per annum and the maximum amount permitted by law.

The holder may convert all or any portion of the then outstanding and unpaid principal and interest under the Note into shares of the Company’s common stock on any calendar day at any time on or after the earliest of (i) the date the Company fails to pay any amortization payment when due, (ii) the date that is 180 calendar days after the issue date, or (iii) the date that any of the conversion shares are registered for the holder’s resale pursuant to a registration statement or prospectus filed by the Company. The conversion price is equal to 75% of the lowest closing bid price of the common stock on the principal market during the ten trading-day period immediately preceding the applicable conversion date, subject to a floor price of $0.10 per share, subject to adjustment; provided that the floor price does not apply on or after the occurrence of an event of default under the Note.

The Note contains a beneficial ownership limitation of 4.99% of the number of shares of the Company’s common stock outstanding at the time of conversion, which may be increased or decreased by the holder to any other percentage not in excess of 9.99% upon 61 days’ prior written notice

The Warrant is exercisable, in whole or in part, at any time on or after November 12, 2026 and on or before 5:00 p.m. New York City time on May 12, 2029. The exercise price is $0.50 per share, subject to adjustment for stock dividends, stock splits, combinations, reclassifications and similar events. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the warrant shares by the holder, the Warrant may be exercised on a cashless basis. The Warrant contains a 4.99% beneficial ownership limitation, which the holder may increase or decrease upon notice to the Company, provided that the limitation may not exceed 9.99% and any increase is not effective until the 61st day after notice. The Warrant also includes customary provisions relating to delivery of warrant shares, buy-in compensation for failure to timely deliver shares, pro rata distributions, purchase rights, fundamental transactions, transferability and amendment.

The Purchase Agreement provides that the Company will use the proceeds for business development and general working capital, subject to certain restrictions. The Purchase Agreement and the Note contain customary and transaction-specific covenants, including transfer agent instructions, legal counsel opinion provisions, public information covenants, piggy-back registration rights, a requirement to purchase directors’ and officers’ insurance within 60 calendar days after closing, restrictions on certain capital stock distributions and asset sales, and registration-statement-related default provisions. The Note provides that an event of default occurs if the Company fails to file a registration statement covering the holder’s resale of all conversion shares and warrant shares within 60 calendar days after the issue date, fails to cause such registration statement to become effective within 120 calendar days after the issue date, fails to keep the registration statement effective, or fails to amend or file a new registration statement if there are no longer sufficient shares registered for resale.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Securities were offered and sold in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. Labrys represented that it is an accredited investor and acquired the Securities for investment purposes. The Company did not use general solicitation or general advertising in connection with the offering. Enclave Capital LLC acted as placement agent in connection with the transaction, and $17,500 was withheld from the purchase price to cover fees owed by the Company to the placement agent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Convertible Promissory Note, dated May 12, 2026, issued by Netcapital Inc. to Labrys Fund II, L.P.
4.2	Common Stock Purchase Warrant, dated May 12, 2026, issued by Netcapital Inc. to Labrys Fund II, L.P.
10.1	Securities Purchase Agreement, dated May 12, 2026, by and between Netcapital Inc. and Labrys Fund II, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc.
(Registrant)

	By:	/s/ Todd Violette
	Name:	Todd Violette
	Title:	Chief Executive Officer
Dated: May 18, 2026

-4-